EXHIBIT 99.1

Broadridge

November 13, 2014
10:00 AM ET

Les Brun:
Good morning and welcome to Broadridge's 2014 Annual Meeting. My name is Les Brun, and I have the privilege of chairing the Board of Directors. I'd like to introduce the members of the Board, the nominees of the Board of Directors. To my very far right is Mr. Bob Duelks; to his left is Mr. Rich Haviland; to his left is Mr. Tom Perna; Mr. Rich Daly, our Chairman, is to my left -- our CEO, sorry, is to my left; Mr. Stuart Levine is to his left; Ms. Maura Markus is to his; and to her left is Mr. Alan Weber.

This is Broadridge's sixth completely virtual shareholder meeting. Shareholders -- validated shareholders can vote and submit questions in real time. This format has had the benefit of substantially increasing access and participation as compared to a geographically centralized meeting.

Along with our nominee of Directors, is our group of auditors represented by Mr. Michael Angeleras and Ms. Linda Hullstrung from Deloitte and Touche, as well as Mr. Jon Mark from our law firm of Cahill Gordon.

I'd like to turn the meeting over now to Mr. Adam Amsterdam, who will conduct the business of the meeting.

Adam Amsterdam:
Thank you, Les. Proof of notice of the meeting will be filed with the minutes. The tabulator has provided me with a report indicating that over 90 percent of our outstanding shares are present by proxy at this meeting. Accordingly, I can certify that a quorum exists.

The Company has appointed Tom Tighe as our Inspector of Election.

All Broadridge stockholders entitled to vote at this meeting have the ability to do so online as well as the ability to submit questions in real time online or over the phone by dialing 1-888-437-2685 and providing the control number that was included with your notice of the meeting.

If you are a stockholder entitled to vote and have not yet voted, or you want to change your previously cast vote, please do so now at our website.

The proposals being considered today are explained and detailed in the proxy statement that was distributed to all stockholders entitled to vote. I'll be closing the polls after I review the proposals.

In Proposal Number 1, the Board is proposing eight nominees for election as Directors.

In Proposal Number 2, the Board is seeking advisory approval of the compensation for the corporate officers named in our proxy statement.

In Proposal Number 3, the Board is proposing the ratification of the appointment of Deloitte and Touche to serve as our independent auditors for the fiscal year that began July 1, 2014.

The Board recommended that stockholders vote for each of the proposals.

The polls are now closed, and the business of the meeting is concluded. I am going to turn the meeting over to our President and CEO, Rich Daly.

Rich Daly:	Thanks, Adam. I'm Rich Daly, President and CEO, and it's also my privilege to welcome you to our 2014 Annual Meeting, which is Broadridge's sixth virtual-only Annual Meeting.

First, let's briefly recap who Broadridge is. We are the largest processor of investor communications and technology-driven solutions for the financial services industry. Let me give you a little context of that.

In our Communications segment, we process and enable over 2 billion financial communications to investors each year. In our technology-driven solutions, we enable, through our software and solutions, the clearance and settlement of over $5 trillion per day in security settlements.

I'm going to start with financial highlights for fiscal 2014. We had total revenue, which grew at 5 percent to $2.6 billion. Non-GAAP earnings were at a record of $279 million. We had record non-GAAP earnings per share of $2.25, which grew 20 percent over the previous year. We had record recurring revenue closed sales of $127 million. We created total shareholder returns of 60 percent and 23 percent, respectively, for the last one and three years.

We have an excellent free cash flow generation model, which enabled us to generate $334 million. Our Board, in August, increased our annual dividend 29 percent to $1.08, which is the seventh year we've raised the dividend, which we've raised every full year since becoming a public company in 2007. And we repurchased 2.9 million shares at an average price of $38.89 per share, or about $112 million.

2014 was a very good year in which we made progress, and significant progress, on our clear and executable strategy to create shareholder value. First and most significantly, we implemented the SEC's approved changes on fees and implemented their EBIP, or Enhanced Broker Internet Platform, technology proposal. We did that through our existing product called the Investor Mailbox.

Our Investor Mailbox is now part of and available to over 50 percent of all investors, and that number is growing regularly. Our products are aligned with three trends that are driving our industry. First being cost mutualization, which is what Broadridge has done from its roots going all the way back to 50 years ago and long before the term cost mutualization existed.

The two other trends are both very exciting for Broadridge because they align so well with who we are, what we do, and create meaningful opportunity for us as we go forward. The next trend being digital communications. At Broadridge we've been a leader in investor communications driving paper and postage out and enabling digital communications.

In our proxy process and other regulatory mailing processes, we've already eliminated $1.5 billion per year of paper and postage cost. Our existing products right now, including with the new SEC technology, are aligned to go after the next $2 billion to $3 billion in costs that can be taken out. And, overall our industry, our industry being financial services, which includes brokers, mutual funds and annuities, is still spending $20 billion a year in paper and postage. That provides us significant opportunities as we go forward to provide a better customer experience as well as create greater shareholder value for our clients and our shareholders.

Beyond that, the last trend being data -- big data or intelligence from data. Given what we do, we're the repository for significant amounts of data. Now, we can't do anything with that data without consent from our clients, but we have identified three meaningful places. One is enabling shareholders and retail shareholders, in particular, to vote with greater frequency by the use of technology, which is something that non-corporate issuers find very attractive, but the SEC and other regulators find very attractive as well.

We also have the ability to mine our data to give our clients, who provide us that data with their agreement, better insight into their market gains and losses across wealth in our industry. And, finally, what we've done in conjunction with PricewaterhouseCoopers is that we create data that provide governance trends around voting and other activities in the governance world. So we are very, very excited strategically where we're placed.

During the year we acquired two acquisitions, the first being Emerald Connect. Emerald Connect is the largest provider of websites for financial advisors in the financial services industry, which fits very well with our growing advisor strategy, and we acquired Bonaire Software Solutions, which is a rules-based reconciliation fee management, expense management process. It was originally primarily used for asset managers. With Broadridge, we're dramatically increasing our market share with asset managers and also expanding into the capital markets.

Throughout the year we're pleased with the expansion of our very broad product set. We're well over 150 products, as I said earlier. We added two products that are particularly exciting during the year. Tax services for wealth managers as well as collateral management services related to that $5 trillion we enable a settlement on each day.

So -- at Broadridge we are on a clear journey to create consistent shareholder value with the goal of consistently achieving top quartile shareholder value. One of the best things that I believe happened at the start of this year is that we've been able to create a plan as we go forward and provide guidance on that plan, that makes us less reliant on market activity.

We've done this with a new investment philosophy where beyond the investments we always make into our business, we've created some flexible investments as well, which gives us more flexibility in the short term to meet our commitment and obligations around guidance and yet in the longer term gives us even greater upside. We are very, very excited about where we're positioned.

I firmly believe, as CEO, that our ability to achieve what I just briefly shared with you is tied to the foundation we have in the organization around core values and beliefs. We are committed to the service profit chain. The service profit chain in its simplest format says you need the highest engaged and best skilled associates, and it's those associates that will enable you to exceed client expectations and by exceeding those client expectations, they will renew business with you and buy more business, which will generate the greatest shareholder value.

I believe it's that commitment to the service profit chain that has enabled us to maintain our very admirable 98 percent client revenue retention rate. We've been named a Best Company to Work For in New York State by the New York State Human Resource Society. Similar awards in Canada -- we've been recognized for our leadership in LGBT activities in equality. The true statement behind that is we again received a perfect, or 100, rating on the corporate equality index from the Human Rights Campaign.

So -- whether it be with our associates, whether it be with our customers, or whether it be with our shareholders, we work every day to earn your trust.

Before I go into the Q&A, I want to make a few brief comments about the first quarter of fiscal year 2015. Fiscal 2015's overall guidance and plan was our strongest ever, and we had solid first quarter results that we reported a week ago.

Total revenue grew 2 percent to $556 million, which was over a remarkably strong growth period a year earlier, non-GAAP earnings of $0.30 per share. Now, if you'd like to hear more about the first quarter, please go to Broadridge's website, click on Investor Relations, and you can replay the call.

Now what I'd like to do is open the Q&A. You can ask questions during the meeting by clicking "Ask a Question," or by dialing 1-888-437-2685. I'm going to repeat that one more time -- 1-888-437-2685. Now, for some reason, which we don't expect, if time doesn't allow or follow-up is required, we will respond to your questions within 24 hours on our Investor Relations website.

The order of answering questions will be as follows -- first, I will answer questions submitted online before the meeting through our stockholder forum. Then I will answer questions submitted live from the Internet during this meeting. And, finally, I will answer any questions if they are on the phone.

After Q&A, Adam will report the results, and I want to thank you for your participation, and I am now going to go to the first question.

This was submitted through our Stockholder Forum -- "Is the Company making efforts to advance diversity on its Board? It is noticed that the Board is predominantly composed of white males." Les, I'll turn that over to you as Chairman.

Les Brun:
It's always an interesting question for me to answer, for obvious reasons. But I think Broadridge, as a company, is committed to diversity in every facet of its business, whether it be its associates or on its Board, and we're making every effort to expand the diversity on our Board. I've been privileged to be Chair of this Board for a few years now, and, as you notice that the composition of the Board, while it is as you suggest, great efforts are being made by our corporate Governance Committee to expand the pool of nominees that we might have as we expand our Board, and I suspect you'll see a different composition as we go forward in the near term.

Rich Daly:	Thanks, Les. Are there any other questions on the Shareholder Forum? Okay. We're going to go to questions, if there are any, that were submitted live during this meeting.

(laughter)	Okay. Wow.

Now, before I answer this, I guess people didn't notice my typing this in as I was sitting here. The question is, "What are the succession plans for our infamous CEO?" Something that I am very clearly aware of is that succession is owned by the Board and a clear responsibility of the Board, so I am going to, again, ask Les to comment on this.

Les Brun:	As a Board, we have two fundamental responsibilities, one is succession and the other, of course, is vetting the strategy with management as we go forward.

We are very clear on our need for a thorough succession activity not only as regards Mr. Daly but downline members of management as well. As a Board, this is a topic that we discuss at great length. We have plans in place. We have those folks who we think are being developed in order to be able to be in a position at the appropriate time to assume those roles, and we are ever-vigilant about making sure that that is a topic about which we spend a considerable amount of our time.

Rich Daly:
Thanks, Les. I'm going to make an additional comment that, as CEO, the Board entered into this discussion with me. If it wasn't the first meeting after being a public company, it was the second meeting. This is something that is a regular topic, it's a regular update I provide to the Board, and I will be providing the Board today in Executive Session as well. So this is a recurring and very well-recognized responsibility by the Board that I know I have clear responsibilities to provide them updates on as well.

Next question. "I am curious to know how many shareholders are in attendance? At a face-to-face meeting, I can look around and see how many are there."

I actually am going to answer this question. First of all, we have 60 stockholders attending online, and five stockholders voted during the meeting. At our last physical-only meeting, I could count the shareholders in attendance on one hand. So Broadridge is in the technology-enabling and governance business. We believe very strongly that, through technology and the ability to enable a shareholder anywhere in the world, okay, regardless of geography, regardless of convenience, they can participate in a meeting, we believe it's clearly a way to enable a wider net and create greater participation. So we remain very committed to virtual meetings, and we believe that there are other pragmatic benefits to this as we go forward.

Third question -- "I notice from the Shareholder of Record list that there are a large number of odd-lot and even one-lot shareholders. Such shareholders are expensive to service. Are you considering steps to reduce shareholder servicing costs with an odd-lot tender for small shareholdings?"

We have reviewed this activity. We do not believe that the cost of servicing shareholders is excessive. We have to be, also, a transfer agent and given that we are a transfer agent and that we're doing this for ourselves as well, this is something that we do not believe is something that, in any way, is cost prohibitive or that we need to address at this time. But we will continue to review that as we go forward.

I'm waiting to see if there are anymore online questions before we go to the phone.

Okay, there appears to be no more questions, and there appears to be no phone questions. So -- given that there are no more questions that are open, I am now going to turn the meeting back over to Adam Amsterdam to report the results. And I thank you.

Adam Amsterdam:	The Inspector of Election has presented me with a report covering votes received for and against each of the proposals. I am pleased to report that each of the proposals has passed. The complete voting results will be contained in a Form 8-K that will be filed with the SEC within four days following this meeting. The 8-K will be available on Broadridge's website promptly after it's been filed.

Les, I'll turn the meeting back to you.

Les Brun:	Thank you, Adam. There being no further business, this meeting is adjourned. Thank you very much for your participation, see you next year.